UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL (Address of principal executive offices)	33137 (Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 4, 2025, Motorsport Games Inc. (the “Company”) issued a press release announcing business updates and including certain preliminary unaudited financial information for the year ended December 31, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events

On February 4, 2025, the Company reported the following preliminary unaudited financial information:

●	The Company anticipates reporting revenues ranging from $1.8 million to $2.1 million for the fourth quarter of 2024, and from $8.5 million to $8.8 million for the year ended December 31, 2024. During the fourth quarter and year ended December 31, 2023, the Company reported revenues of $1.7 million and $6.9 million, respectively;

●	Total operating expenses are expected to range from $2.0 million to $2.4 million for the fourth quarter of 2024, and from $11.1 million to $11.5 million for the year ended December 31, 2024. During the fourth quarter and year ended December 31, 2023, the Company reported total operating expenses of $3.8 million and $22.7 million, respectively; and

●	Net loss ranging from $2.5 million to $2.9 million for the fourth quarter of 2024, and from $2.6 million to $3.0 million for the year ended December 31, 2024. During the fourth quarter and year ended December 31, 2023, the Company reported net income of $2.7 million and net loss of $14.3 million, respectively.

The Company also reported the following operational information:

●	Reached a milestone of 100,000 net unit sales of Le Mans Ultimate, the official game of the FIA World Endurance Championship and the 24 Hours of Le Mans.

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Forward Looking Statements

Any statements in this report about future expectations, plans and prospects for the Company, including the anticipated level of fourth quarter 2024 and full year 2024 revenues constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties inherent in the financial close process in connection with the finalization of the Company’s 2024 financial statements, as well as the audit of such financial statements by the Company’s independent registered public accounting firm and such other factors as are set forth in the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission under the heading “Risk Factors.” The forward-looking statements included in this report represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Preliminary Unaudited Financial Information

The preliminary financial information presented in this report are estimates based on information available to management as of the date of this report, have not been reviewed or audited by the Company’s independent registered public accounting firm and are subject to change. There can be no assurance that the Company’s actual audited financial results as of and for the full year ended December 31, 2024 will not differ from the preliminary financial information presented in this report. The preliminary financial information presented in this report should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and audited by the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release issued by Motorsport Games Inc. dated February 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: February 4, 2025	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President

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